EXHIBIT 99.1

Grant Park Fund

Class A, B, Legacy 1, GAM 1 and GAM 3 Units

Monthly Performance Report • December 2009



Consider your alternatives. **Invest smarter.**

GRANT PARK FUND

DCM Brokers, LLC
Member FINRA/SIPC
Servicing Agent
626 W. Jackson, Suite 600
Chicago, IL 60661

Market Commentary: December 2009

Ags/Softs: The corn markets moved predominantly higher as poor weather in the Midwest delayed this season's harvest. Soybean prices generally declined on weak soybean demand forecasts from China. In the softs markets, sugar prices reached 29-year highs, propelled by weak supply from Brazil and Southeast Asia.

Currencies: Better-than-expected economic data, including U.S. retail and unemployment information, drove the U.S. dollar higher against most currencies in December. The dollar's moves posted the biggest gains against higher-yielding currencies, such as the Australian dollar, as investors reduced risk exposure prior to the new year.

Energies: Natural gas prices rallied sharply due to increased demand caused by cold temperatures in the U.S. An improved outlook for the U.S. economy also added to the rallies. Crude oil markets also benefitted from elevated demand forecasts as prices moved nearly 3% higher over the previous month's close.

Equities: Global equity markets generally rose as improved investor sentiment prompted buying. The Japanese Nikkei rallied in excess of 10% as speculators believed a devaluing of the Japanese yen would aid Japan's export-based industries. Hong Kong's Hang Seng Index posted minor setbacks intra-month as investors believed that changes to Chinese stimulus initiatives would adversely affect the nation's banking system.

Fixed Income: Rallies in the equity markets put pressure on the fixed-income sector. U.S. Treasuries declined as investors moved away from the safer debt markets towards riskier assets, following a number of positive global economic indicators. Concerns regarding possible defaults in the Dubai debt markets also had an impact on the European and North American fixed-income markets. At the onset of the Dubai news, investors flocked to safe-haven investments, only to liquidate positions and drive markets sharply lower as concerns lessened.

Metals: Strength in the U.S. dollar led to declines in the precious metals markets. An improved outlook for the U.S. economy weakened demand for inflation-hedging gold positions, driving prices down nearly 10% before month-end. Improved demand forecasts for the global industrial markets prompted strong gains in the base metals markets. Technical buying from large commodity funds attempting to rebalance their portfolios prior to the new year also helped move prices higher.

A Units (Closed to New Investment)

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2000	-1.1%	0.7%	-1.7%	-3.8%	1.8%	-3.5%	-1.6%	4.4%	-2.3%	0.8%	8.9%	9.0%	**11.0%**
2001	1.9%	0.5%	6.6%	-4.5%	-0.5%	-2.7%	0.1%	2.9%	3.7%	5.3%	-7.8%	2.1%	**7.0%**
2002	-0.9%	-6.0%	2.3%	-3.1%	5.2%	10.1%	6.6%	1.6%	2.9%	-6.0%	-2.5%	5.6%	**15.3%**
2003	2.7%	5.8%	-7.5%	2.6%	9.7%	-1.3%	-0.5%	0.2%	0.1%	2.5%	-0.9%	6.0%	**20.0%**
2004	0.4%	7.3%	-1.4%	-11.7%	-4.8%	-4.5%	-3.4%	-0.3%	1.1%	3.4%	8.5%	-0.9%	**-7.6%**
2005	-6.0%	3.4%	-0.5%	-5.1%	4.0%	1.9%	-2.0%	2.0%	-0.0%	-3.4%	4.2%	-1.4%	**-3.4%**
2006	3.5%	-3.3%	4.1%	9.5%	-0.8%	-2.9%	-3.7%	2.2%	-1.1%	-0.6%	3.6%	-0.9%	**9.1%**
2007	1.3%	-4.2%	-4.6%	5.2%	4.6%	4.2%	-3.7%	-3.7%	8.8%	5.2%	-0.7%	0.6%	**12.6%**
2008	2.5%	9.7%	-0.6%	-0.1%	2.1%	3.1%	-5.1%	-2.4%	1.3%	4.8%	2.8%	1.1%	**19.9%**
2009	-0.9%	-0.8%	-3.3%	-1.7%	1.6%	-3.4%	-1.3%	1.1%	1.2%	-2.6%	4.2%	-3.6%	**-9.2%**

B Units (Closed to New Investment)

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2003								0.1%	0.1%	2.5%	-1.0%	5.9%	**7.7%**
2004	0.3%	7.3%	-1.5%	-11.7%	-4.8%	-4.6%	-3.4%	-0.4%	1.0%	3.4%	8.4%	-1.0%	**-8.4%**
2005	-6.0%	3.3%	-0.6%	-5.1%	3.9%	1.8%	-2.0%	1.9%	-0.1%	-3.5%	4.1%	-1.4%	**-4.3%**
2006	3.4%	-3.4%	4.0%	9.4%	-0.9%	-2.9%	-3.7%	2.1%	-1.2%	-0.7%	3.5%	-0.9%	**8.3%**
2007	1.2%	-4.3%	-4.6%	5.2%	4.5%	4.1%	-3.8%	-3.8%	8.7%	5.2%	-0.7%	0.6%	**11.8%**
2008	2.4%	9.6%	-0.7%	-0.2%	2.0%	3.0%	-5.1%	-2.5%	1.2%	4.7%	2.7%	1.0%	**18.9%**
2009	-1.0%	-0.9%	-3.3%	-1.8%	1.6%	-3.5%	-1.3%	1.1%	1.1%	-2.6%	4.2%	-3.6%	**-9.9%**

Legacy 1 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2009				-1.6%	1.7%	-3.1%	-1.1%	1.3%	1.2%	-2.4%	4.0%	-3.2%	**-3.4%**

GAM 1 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2009				-0.3%	2.0%	-3.2%	-1.3%	1.1%	1.2%	-3.2%	3.8%	-4.2%	**-4.3%**

GAM 3 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2009				-0.4%	1.8%	-3.5%	-1.4%	0.9%	1.0%	-3.4%	3.5%	-4.4%	**-6.0%**

A, B and Legacy Units

YTD performance reflects A&B unit performance since 01/01/09.

Trading Performance by Sector


7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
-1.0%
-2.0%
-3.0%
-4.0%
-5.0%
Ags/Softs
Currencies
Energy
Equity Indices
Fixed Income
Metals
December
YTD

Grant Park's Legacy and GAM portfolios began trading on 04/01/09.
Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Ags/Softs	Currencies	Energy	Equity Indices	Fixed Income	Metals
14%	23%	8%	20%	18%	17%

Sector Positions at Month-End


01/09
02/09
03/09
04/09
05/09
06/09
07/09
08/09
09/09
10/09
11/09
12/09
0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100%
Ags/Softs
Currencies
Energy
Equity Indices
Fixed Income
Metals
L - Long Positions
S - Short Positions

Charts prepared by Dearborn Capital Management, LLC.

GAM Units

YTD performance reflects GAM unit performance since 04/01/09.

Trading Performance by Sector


7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
-1.0%
-2.0%
-3.0%
-4.0%
-5.0%
Ags/Softs
Currencies
Energy
Equity Indices
Fixed Income
Metals
December
YTD

Grant Park's Legacy and GAM portfolios began trading on 04/01/09.
Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Ags/Softs	Currencies	Energy	Equity Indices	Fixed Income	Metals
13%	24%	7%	20%	23%	13%

Sector Positions at Month-End


04/09
05/09
06/09
07/09
08/09
09/09
10/09
11/09
12/09
0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100%
Ags/Softs
Currencies
Energy
Equity Indices
Fixed Income
Metals
L - Long Positions
S - Short Positions

Charts prepared by Dearborn Capital Management, LLC.

Understand your Risks

- Performance can be volatile and you could lose all or substantially all of your investment in the Grant Park Fund.
- No secondary market exists for Grant Park. Additionally, redemptions are prohibited for three months following subscription and may result in early redemption fees during the first year for some units.
- Trading in commodity interests is a zero-sum economic activity in which, for every gain, there is an offsetting loss. Grant Park therefore bears the risk that on every trade it will incur the loss.
- Commodity futures trading may be illiquid.
- An investment in Grant Park is speculative and leveraged; as a result of this leverage, the velocity of potential losses may accelerate and cause you to incur significant losses.
- Grant Park pays substantial fees and expenses, including fees to its trading advisors, which must be offset by trading profits and interest income.
- Grant Park invests in foreign securities, which are subject to special risks, such as currency fluctuations, different financial and regulatory standards, and political instability.
- Grant Park's use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.
- You will have no right to participate in the management of Grant Park.
- The structure and operation of Grant Park involves several conflicts of interest.
- Your annual tax liability may exceed cash distributions to you.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS.

Grant Park Fund At-A-Glance

Product	Legacy Units	GAM Units		A and B Units
Class	1	1	3	Closed to New Investment
Account Type	Fee-based	Fee-based	Commission-based	
Minimum Investment	$10,000	$5,000	$5,000	
Retirement Account	$1,000	$1,000	$1,000	
Trading Strategy	Traditional, systematic, medium- to long-term trend-trading philosophy employed by Grant Park for the past 20 years.	Traditional, systematic, medium- to long-term trend-trading philosophy combined with a systematic, pattern recognition model focused on shorter timeframes.		
Breakeven Level	3.95%	3.31%	5.72%	
Redemptions	Monthly after 90 days	Monthly after 90 days	Monthly after 90 days	
Penalty	No	No	1.5% on a declining scale 0.5% per quarter	
Sectors Traded	6	6	6	
Eligibility	Varies by state, but not less than $250k net worth or $70k net worth and $70k income. No investor should invest more than 10% of his/her net worth.	Varies by state, but not less than $250k net worth or $70k net worth and $70k income. No investor should invest more than 10% of his/her net worth.		

Statistics

Statistics Since Inception - Class A Units[1] January 1989 - December 2009	
Total Fund Assets (A,B, Legacy, GAM)	$831M
12-Month Return	-9.2%
Average 12-Month Return	19.9%
36-Month Cumulative Return	22.6%
60-Month Cumulative Return	29.2%
Compounded Annualized ROR	14.9%
3-Year Compounded Annualized ROR	7.0%
5-Year Compounded Annualized ROR	5.3%
10-Year Compounded Annualized ROR	7.0%
Worst Drawdown (5/89 - 10/89)	-38.9%
Worst Drawdown Last 5 Years (4/06 - 3/07)	-11.4%
Average 1-month Gain	1.5%
Average 1-month Loss	4.5%
# of Winning Months	134
# of Losing Months	118

Correlation Analysis: Class A Units[1] and S&P Total Return Index[2] January 2000 - December 2009		
↑ ↓	Moved in Opposite Directions	49% 59 of 120 months
↑ ↑	Positive Results for Both	31% 37 of 120 months
↓ ↓	Negative Results for Both	20% 24 of 120 months

[1] Class A Units are closed to new investment. New investors are expected to invest in the Legacy or GAM units, which have lower fees and expenses.
[2] It is not possible to directly invest in an index.

Glossary

The following glossary may assist prospective investors in understanding certain terms used in this presentation; please refer to Appendix E in the prospectus for a more complete glossary of additional terms relevant to this offering:

Average 12-Month Return: The average (arithmetic mean) return of all rolling 12-month periods over the investment track record. This is calculated by summing all 12-month period returns and then dividing by the number of 12-month periods. This simple average does not take into account the compounding effect of investment returns.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Correlation: This is the tendency for the returns of two assets, such as a portfolio and an index, to move together relative to their average. The measurement of this statistic (the correlation coefficient) can range from -1 (perfect negative correlation, one goes up the other down) to 1 (perfect positive correlation, both moving in the same direction). A correlation of 0 means no relationship can be found between the movement in the index and the movement in the portfolio's performance.

Drawdown: A drawdown is any losing period during an investment's performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park's drawdowns are computed based on month-end equity values.

Net Asset Value per Unit: This is the total net asset value of a class of units divided by the aggregate number of units of such class outstanding as of the date noted.